SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 21, 2011
Date of report (Date of earliest event reported)

Rotate Black, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-14039	75-3225181
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

932 Spring Street, Suite 201
PETOSKEY, MI 49770
(Address of Principal Executive Offices) (Zip Code)

231/347-0777
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Rotate Black, Inc. (the “Company”, “we” or “our”) entered in a letter agreement dated March 17, 2011 for a proposed joint venture with Ocean Point Development Corporation (“Ocean Point”) and Renaissance Gaming, LLC (“Renaissance Gaming”).    The purpose of the joint venture is to develop and manage an approximately 52,000 square foot Las Vegas style casino at the Trump Ocean Club International Hotel and Tower, in Panama City, Panama (“Trump Ocean Club”).  Ocean Point is the developer of the Trump Ocean Club and has (1) the right to constitute a Las Vegas style casino with slot machines and table games in the Trump Ocean Club, (2) 52,000 square foot mezzanine level at the Trump Ocean Club designated for the casino and related amenities and (3) 200 parking spaces in the parking ramp at the Trump Ocean Club and shall transfer these rights to Blue Water Gaming and Entertainment S.A. (“Blue Water”) in exchange for U.S. $24 million of preferred units and forty-nine percent (49%) of the fully diluted common units of Blue Water at closing.

Renaissance Gaming has secured an investment partner, that will provide $14 million to Blue Water in exchange for $14 million of preferred units and thirty-five percent (35%) of the fully diluted common units of Blue Water at closing.

Rotate Black, on behalf of Blue Water, will manage the development and day-to-day operations of the casino at the Trump Ocean Club, including all gaming, food and beverage, entertainment, retail, lodging and other related activities.   The term of the management agreement will be for 10 years commencing on the opening of the casino, with three 10 year renewal options subject to certain conditions.  We will receive for our management services eleven percent (11%) of the fully diluted common units of Blue Water at closing and eight and three quarters percent (8.75%) of monthly adjusted EBITDA.

The preferred units of Blue Water are for a 10 year term with a seven and a half percent (7.5%) coupon.

The closing is subject to entry into definitive documents among other conditions.

The above is a summary of certain material terms of the letter agreement.  A copy of the letter agreement is attached to this Current Report on Form 8-K for a full understanding of all terms of the letter agreement.  The development and management of the casino at Trump Ocean Club is subject to a number of conditions, including, but not limited to, the execution of definitive documents and obtaining vendor financing and a working line of credit, which we cannot provide assurances will be obtained.

Item 9.01  Financial Statements and Exhibits.

    (d)   Exhibits

Exhibit No.	Description
99.1	Letter Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Rotate Black, Inc. (Registrant)

Date: March 21, 2011	By:	/s/ JOHN C. PAULSEN
Name: John C. Paulsen
Title: Chief Executive Officer